Exhibit 21

                                  Subsidiaries

Name                                                          State of Formation
----                                                          ------------------
FT Manager Corp.                                              Delaware
FT-TRS Loan Corp.                                             Delaware
First Union REIT L.P.                                         Delaware
FT-Circle Tower LLC                                           Delaware
FT-Circle Tower Manager LLC                                   Delaware
FT-5400 Lender LLC                                            Delaware
FT-Westside Loan Participation LLC                            Delaware
FT-5400 New Unit Lender LLC                                   Delaware
FT-Springing Member LLC                                       Delaware
FT-Clearwater Loan LLC                                        Delaware
FT-FIN Acquisition LLC                                        Delaware
FT-FIN GP LLC                                                 Delaware
FT-5400 Westheimer LLC                                        Delaware
FT-Florida Property LLC                                       Delaware
FT-WD Property LLC                                            Delaware
FT-Orlando Property LLC                                       Delaware
FT-Churchill Property L.P.                                    Delaware
FT-KRG Property L.P.                                          Delaware